UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K

                           CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): October 8, 1998

                         Tollycraft Yacht Corporation
         (Exact name of registrant as specified in its charter)

                                  Nevada
             (State or other jurisdiction of incorporation)

      0-21087                                86-0849925
(Commission File Number)           (I.R.S. Employer Identification No.)

              8201 Peters Road, Plantation, Florida 33324
      (Address of principal executive offices, including Zip Code)

                             954-916-2618
           (Registrant's telephone number, including Area Code)


    (Former name or former address, if changed since last report)


Item 5. Other Events.

The following news was release by the registrant with respect to the resignation of a director and officer. There was NO DISAGREEMENT with the registrant on any matters.

NEWS RELEASE
Peter D. Hobbs, Chairman
Tollycraft Yacht Corporation              (OTC bulletin board symbol: TLLR)
9201 W. Peters Rd. Suite 1000
Plantation, Florida 33324
telephone 954- 916-2618
fax 954-916-2601
TOLLYCRAFT YACHTS NEWS UPDATES
Peter Hobbs Chairman of Tollycraft Yachts announced today that Donald Cooley has resigned his position as President. Peter Hobbs, Chairman accepted Cooleys resignation both as an officer and as a director of the company. Arrangements are being made for Cooley to continue on an as a consultant for U.S. operations. Hobbs announced that Manuel Gomez an attorney from Mexico will fill the position of President and director on an interim basis. Manuel Gomez is a Director of Yachts of the Americas in Mexico which is building the facilities in Progreso, Yucatan that will manufacture Tollycraft Yachts.

Previous designs for the Progreso facilities were discarded and instead of a single multi use building for operations the company has opted for four buildings to house the various stages of manufacturing. This will enable a greater degree of control over the environmental aspects of the manufacturing process. It will also allow for specific functions to be jobbed out on site with the quality control still remaining.

Construction on the Mexican facilities is expected to start within three weeks. A series of four buildings will house the operational aspects of the business. The first 30,000 sq. ft. building is expected to be completed by February and production will begin on Tollycraft Yachts immediately with the first boat expected to be ready for delivery in May.

Hobbs stated that Dealer selection will not be determined until adequate inventory is available. That will probably not be until sometime next spring. In the meantime previous orders will be completed on an order by order basis.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLYCRAFT YACHT CORPORATION

By:/s/ ____________________________
Peter D. Hobbs, Chairman

Dated:  October 25, 1999
DESCRIPTION        8K#5 TLLR - 991008 - COOLEY RESIGN